                                                                   EXHIBIT 10.10

                                                           Contract No. LHL-101E
                        SOFTWARE DEVELOPMENT AGREEMENT

                                   SECTION I


THIS AGREEMENT made as of this first day of May, 1993, by and between AMERICAN TELEPHONE AND TELEGRAPH COMPANY, a New York corporation having a place of business at 67 Whippany Road, Whippany, New Jersey 07052-3303 ("Company") and EVOLVING SYSTEMS, INC., a Colorado corporation having a place of business at 8000 East Maplewood Avenue, Englewood, Colorado 80111 ("Supplier").

     WHEREAS, Company desires to retain Supplier to furnish the programming, training, consulting or other services (the "Services") specified in Work Authorization Letters (each an "Authorization Letter") to be issued from time to time and executed by both parties; and

     WHEREAS, Company also desires to obtain certain license rights to the Pre-existing Software created and/or owned by Supplier as provided in the Authorization Letter; and

     WHEREAS, Supplier is willing to grant such rights and perform such Services based upon the terms and conditions set forth in this Agreement and in the Authorization Letter applicable thereto;

NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions set forth in this Agreement and in the Authorization Letters issued hereunder, the parties agree as follows:

DEFINITIONS. As used in this Agreement, the following terms have the following meaning, unless the context indicates otherwise:

     "SOFTWARE".  The lower case noun "software" means, depending on context,
     (a) one or more software works, (b) one or more of such works together with one or more software media providing representations of copies of such work(s), or (c) an aggregate of (a) and (b). The adjective "software" means the term qualifies a subject which is or pertains to software.

     "SOFTWARE MEDIA". The terms "Software media" or "software media" refer to a physical means or manifestation primarily adapted to convey, record, store or carry software, a representation of a copy of such software being provided by details of such media. The terms include any tape, document, semiconductor memory, wave(s) or other physical means or manifestation comprising one or more such media and primarily adapted to convey such software to means external thereto or to persons, but the terms do not mean software or copy.

     "OBJECT PROGRAM" or "OBJECT CODE". The term "object program" or "object code" means the fully compiled or assembled series of instructions, written in machine language, ready to be loaded into the computer, that guides the operation of the computer, in printed out form as well as stored in software media compatible with any equipment described in this Agreement.

     "SOURCE PROGRAM" or "SOURCE CODE". The term "source program" or "source code" means the computer program expressed in a source language that operates on the computers identified in the Specifications, and includes such other information or documentation identified as source code in an Authorization Letter. Such source code shall consist of a full source language statement of the programs comprising the Software.

     "DOCUMENTATION". The term "documentation" means the documentation relating to the Software as set forth in the Authorization Letter. Subject to the terms of the Authorization Letter, Documentation may include complete program maintenance, documentation, procedures, flow charts, schematic diagrams and annotations which comprise the precoding detail design specification, and all other material necessary to allow a reasonably skilled programmer or analyst to maintain and enhance the Software without the assistance of Supplier or reference to any other materials.

     "PRE-EXISTING SOFTWARE". Supplier's or third-party software, in object code and source code form, including all related documentation, as described in the Authorization Letter.

     "DEVELOPED SOFTWARE". The modifications to the Pre-existing Software and any custom software, in object code and source code form, including all related documentation, which Supplier will develop in accordance with an Authorization Letter.

     "SOFTWARE". The upper case term "Software" means the Pre-existing Software combined with the Developed Software.

     "WORK". The term "Work" as used in this Agreement shall have the same meaning as the term "Services."

STATEMENT OF WORK.  Supplier shall provide the Services described in the
-----------------
Authorization Letter and deliver the Pre-existing Software and the Developed Software (collectively referred to as "Software") and all other Deliverables described in the Authorization Letter to Company at Company's location in accordance with the Work schedule set forth in the Authorization Letter. The Software and such other Deliverables shall perform and comply with the specifications set forth in the Authorization Letter (the "Specifications").

REPRESENTATIVES.  Company's Technical Representative(s) for each project shall
---------------
be designated in the Authorization Letter.

Supplier's Representative for each project under this Agreement shall be designated in the Authorization Letter.

DELIVERABLES.  Supplier shall provide to Company the Deliverables described in
------------
the Authorization Letter for each project.

PERFORMANCE OF WORK.  All Work under this Agreement shall be completed in
-------------------
accordance with the schedule identified in the Authorization Letter.

SOFTWARE TITLE AND RIGHTS.  For purposes of this clause, the term "Developed
-------------------------
Information" shall mean the Developed Software and other Deliverables developed under or in anticipation of Work specified in the Authorization Letter by or in behalf of Supplier for Company.

     Supplier agrees, and shall obligate Supplier's employees and subcontractors to agree, that all such Developed Information shall be kept in confidence by Supplier and Supplier's employees, shall be used only in the performance of this Agreement or work as specified in the Authorization Letter, and may not be used for other purposes except upon such terms as may be agreed upon between the parties in writing. If Supplier has the right to use any of the Developed Information owned by Company, all copies of the Developed information shall bear such copyright notices and other legends regarding ownership of the property as may be requested by Company.

     Company shall not acquire under this Agreement any title to any portion of the Software or any portion of any other Deliverable which was not developed by or in behalf of Supplier for Company under or in anticipation of this Agreement (collectively referred to as the "Background Information"). The term "Background Information" includes the Pre-existing Software. Supplier agrees to grant to Company a license to use such Background Information as provided in the Authorization Letter. If Company has the right to use any of the Background Information, all copies of the Background information shall bear such copyright notices and other legends regarding ownership of the property as may be requested by Supplier.

     Company agrees to protect and maintain the confidentiality of the Background Information and to use the Background Information only for the purposes set forth in the applicable Authorization Letter. Unless otherwise provided in the applicable Authorization Letter, Company shall not sublicense, assign, transfer, disclose or distribute any Background Information to any third party. Without limiting the foregoing, Company shall require any of its employees, agents, customers or assigns who may receive disclosure of any Background Information to agree to protect the confidentiality and use of such information in the manner provided above. Company agrees to use best efforts to enforce such agreements on behalf of Supplier.

     Subject to the limitations of the preceding paragraphs, Company shall acquire title upon its delivery to all Software media and other information communication media copies of the other Deliverables delivered under this Agreement to Company, whether or not Company owns any portion of such Software or other information fixed on the media or on the other Deliverables, provided that Supplier shall retain risk of loss and damage to any such Deliverables and media and any software or other information fixed therein until acceptance of the Software and other Deliverables by Company. Supplier agrees, for itself and its affiliates, not to assert any patent or copyright owned or controlled by Supplier or any affiliate thereof against Company, its affiliates and its and their direct or indirect customers in connection with any of the Software or other Deliverables or any other subject matter directly or indirectly containing or derived from Work done under or in anticipation of this Agreement, unless Company or its customers violate(s) the terms of the license or other restrictions relating to the use, possession, disclosure or ownership of such Software, Deliverables, or other subject matter.

COMPENSATION.  In full compensation for the Work performed and any rights
------------
transferred, assigned or granted to Company under this Agreement and any and all expenses Supplier might incur and for complying with all of the terms and conditions contained in this Agreement, Company shall pay Supplier as provided in the Authorization Letter.

INVOICING AND PAYMENT.  Separate invoices shall be rendered in duplicate in
---------------------
accordance with milestone activities or as otherwise provided in the Authorization Letter.

     Invoices shall be sent in duplicate to the address set forth in the Authorization Letter.

     Company shall pay properly rendered invoices within thirty (30) days of receipt thereof.

NOTICES.  Any notice or demand which under the terms of this Agreement or under
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any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by telegram, tested telex, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Company:                 American Telephone and Telegraph Company
                            P.O. Box 1101 (101 JFK Parkway)
                            Short Hill, NJ 07078-0996
                            Attn:  Purchasing Manager
                                   Technical Services/Projects

To Supplier:                Evolving Systems, Inc.
                            8000 East Maplewood Avenue
                            Englewood, CO 80111
                            Attn:  Steve Langion

       with a copy to:
                            Evolving Systems, Inc.
                            8000 East Maplewood Avenue
                            Englewood, CO 80111

                  Attn:     Larry Schwartz

Such notice or demand shall be deemed to have been given or made when sent by telegram, telex, of facsimile, or other communications or when deposited, postage prepaid in the U.S. mail.

     The above addresses may be charged at any time by giving prior written notice as above provided.

TERM.  The term of this Agreement shall be five (5) years from the effective
----
date unless earlier terminated pursuant to this Agreement. Company may extend such term for successive one (1) year periods by providing written notice to Supplier at least thirty (30) days' prior to the expiration of the initial five
(5) year term or any one (1) year renewal thereof. No termination of this Agreement shall effect the performance of either party under an Authorization Letter unless the Authorization Letter is terminated in accordance with the provisions of the Authorization Letter.

THE DOCUMENTS FORMING THIS AGREEMENT.  This Agreement consists of the following:
------------------------------------

A.  This SECTION I, attached hereto and made a part of this Agreement.

B. SECTION II, "General Provisions of a Software Development Contract", attached hereto and made a part of this Agreement.

C.  Authorization Letters which will be issued from time to time.

If any provision in Section II is inconsistent with any provision of SECTION I of this Agreement, SECTION I shall govern. If any provision of an Authorization Letter is inconsistent with Sections I or II, the Authorization Letter shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which is effective as of the day and year first above written.

EVOLVING SYSTEMS, INC.      AMERICAN TELEPHONE AND
                            TELEGRAPH COMPANY


By:_____________________    By:_______________________
Name:___________________    Name:_____________________
Title:__________________    Title:____________________
Date:___________________    Date:_____________________

             GENERAL PROVISIONS OF A SOFTWARE DEVELOPMENT CONTRACT

                                  SECTION II

ACCEPTANCE
----------

A. Company shall evaluate the Software and each other Deliverable (individually and collectively referred to in this clause as "Deliverable") furnished under an Authorization Letter for compliance with the Specifications and shall submit a written acceptance or rejection to Supplier within thirty (30) days after the receipt by Company of the complete Deliverable associated with each task. Company shall have the right to extend said period in writing if necessary.
Such written acceptance or rejection shall be made only by Company's Technical Representative. A rejection shall state in detail which Specifications have not been met by the Deliverable and how the Deliverable fails to meet the Specifications. In no event shall early turnover of the Deliverable by Supplier to Company constitute acceptance of such Deliverable by Company. Company shall have the right to accept portions of the Software or of any other Deliverable. Company's acceptance of the Software or of any other Deliverable or any portion thereof shall occur only upon a formal written acceptance sent by the aforementioned Company Representative or upon payment of the invoice associated with the Deliverable or Software as detailed in the Authorization Letter.

B. If a Deliverable evaluated pursuant to paragraph A of this clause is rejected, Supplier agrees to correct, at its expense, each error leading to such rejection and resubmit the corrected Deliverable to Company within fifteen (15) days after receipt of notice from Company of such error. Company shall have thirty (30) days after the resubmitting of such corrected Deliverable to accept or reject such Deliverable in the same manner as provided in paragraph A above. If the corrected Deliverable complies with the Specifications, Supplier shall incorporate the corrections in the Deliverables.

C.  If the errors in a rejected Deliverable are not corrected within the fifteen
(15)-day period specified n paragraph B of this clause or if a resubmitted Deliverable rested or re-evaluated by Company during the thirty (30) day re-evaluation period is again rejected, then Company may, at it is option: (1) retain the Deliverable at an equitable adjustment in price as may be agreed by the parties, in which case that Deliverable shall be deemed accepted; (2) afford Supplier one or more correction extensions for a period or periods to be specified by Company without prejudice to Company's rights to thereafter exercise its option under either clause (1) or (3) of this paragraph without further notice to Supplier, if the errors have not been corrected; or (3) if the defect is material in nature, terminate the Authorization Letter and pay all expenses incurred by Supplier up to the termination date of the Authorization Letter. If option (3) is exercised, Company shall have no further obligation to Supplier under the Authorization Letter.

AFFILIATED COMPANY.  An affiliated corporation, partnership or venture
------------------
("affiliate") is an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

ARBITRATION.  Should any dispute arise under this Agreement or under an
-----------
Authorization Letter, such matters shall be determined by arbitration in the following manner: Upon written request from either party to the other that such dispute be referred to arbitration, the parties shall endeavor to select an arbitrator within ten (10) days of such request. If no selection is made within that period, immediately thereafter the parties shall jointly request the American Arbitration Association to designate an arbitrator. The parties agree to abide by such rules respecting the time, place and frequency of arbitration meetings, and the procedure governing the presentation and hearing of the disputed matter, as shall be adopted by the arbitrator. The direct expenses of the arbitration, including the compensation and expenses of the arbitrator and fees of the Association, but not including the parties' expenses or the expenses of the parties' witnesses, shall be borne equally between the parties. The decision of the arbitrator shall be final and the parties agree to abide by such decision.

ASSIGNMENT BY COMPANY.  Company shall have the right to assign this Agreement
---------------------
and to assign its rights and delegate its duties under this Agreement either in whole or in part ("assignment"), at any time and without Supplier's consent, to any of its present or future affiliated companies, or to any combination of the foregoing. Company shall give Supplier written notice of any assignment. Upon acceptance of the assignment and assumption of the duties under this Agreement by assignee, Company shall be released and discharged, to the extent of the assignment, from all further duties under this Agreement as to material so assigned, provided that the assignee maintains a net worth at least equal to the value of the Services to be provided under any uncompleted Authorization Letters. If Company requests that Supplier waive the net worth condition set forth in the preceding sentence, Supplier shall not unreasonably deny such request.

ASSIGNMENT BY SUPPLIER.  Supplier shall not assign any right or interest under
----------------------
this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without prior written consent of Company. Any attempted assignment or delegation in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) Supplier shall not have given Company at least thirty (30) days prior written notice of such assignment and (2) such assignment attempts to impose upon Company obligations to the assignee additional to the payment of such monies, or to preclude Company from dealing solely and directly with the Supplier in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due. All Work performed by Supplier's subcontractor(s) at any tier shall be deemed Work performed by Supplier.

     Supplier may assign or otherwise transfer its rights under this Agreement to a party or a successor in interest by merger, by operation of law, or by the acquisition of capital stock, or to a party acquiring substantially all of the business of Supplier, provided that the transferee shall have a net worth after such transaction at least as large as the net worth of Supplier at the time this Agreement was executed. Supplier shall provide Company with prior written notice of Supplier's assignment or transfer under the preceding sentence. Notwithstanding the above provisions, Supplier shall not assign or transfer its rights under this Agreement to any company which competes in a business in which the Company's Network Wireless Systems Business Unit is engaged as of the date of this Agreement without Company's prior written consent (which consent shall not be unreasonably withheld).

AUDIT.  Supplier shall maintain accurate and complete records of all hours of
-----
direct labor employees engaged in work for which payment under this Agreement is to be computed on the basis of actual time worked, at a fixed rate per unit of time and all other costs, if any, payable by Company under this Agreement. Such records shall be maintained in accordance with recognized commercial accounting practices so they may be readily audited. Supplier shall permit Company to examine and audit these records and all supporting records at all reasonable times. All payments, if any, made under this Agreement by Company shall be subject to final adjustments as determined by such audit(s). Supplier shall retain all such records for a period not less than one (1) calendar year after completion of this Agreement.

CHANGES.  Company may at any time during the progress of the Work require
-------
additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Work called for under an Authorization Letter, subject to the terms of the applicable Authorization Letter. Except as provided for in the Authorization Letter, no Change shall be considered as additions to or deductions from the Work called for under the Authorization Letter, nor shall Supplier be entitled to any compensation for work done pursuant to, or in contemplation of, a Change, unless made pursuant to a written Change Order issued by Company and executed by both parties. Supplier shall be paid for any work performed in preparing a Change at Company's request.

CHOICE OF LAW.  The construction, interpretation and performance of this
-------------
Agreement and all transactions under it shall be governed by the laws of the state of New Jersey, excluding its choice of laws rules and excluding the Convention of the International Sales of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

COMPLIANCE WITH LAWS.  Supplier and all persons furnished by Supplier shall
--------------------
comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement. Supplier agrees to indemnify Company and its customers for any loss or damage that may be sustained by reason of any failure to do so.

CONTINUING SUPPORT.  Supplier shall provide the support and maintenance in
------------------
connection with Services as set forth in the Authorization Letter for the Services. Supplier represents that any personnel it supplies to assist Company shall be fully qualified to provide the necessary assistance.

ENTIRE AGREEMENT.  This Agreement shall incorporate the typed or written
----------------
provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. All references in these terms and conditions to this Agreement or to Work services, material, equipment, products Software or information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement shall also apply to any orders pursuant to this Agreement. Printed provisions on the reverse side of Company's orders and all provisions on Supplier's forms shall be deemed deleted. Additional or different terms inserted in this Agreement by either party, or deletions thereto, whether by alternations, addenda, or otherwise shall be in force and effect unless expressly consented to by both parties in writing. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement and of the Authorization Letters issued hereunder supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements, and understandings of the parties with respect to the subject matter of this Agreement and such Authorization Letters.

EXPORT CONTROL.  In addition to Supplier's obligation under the USE OF
--------------
INFORMATION CLAUSE or any restrictive legends, both parties assure each other that it does not intend to and will not knowingly, without prior written consent of the Office of Export Licensing of the United States Department of Commence,
P. O. Box 273, Washington, DC 20044, transmit directly or indirectly:

(1)  Any technical data, including software, furnished by either party;

(2) Any immediate product (including processes, materials, and services) produced directly by the use of the technical data furnished by either party; or

(3) Any commodity produced by such immediate product if the immediate product of the technical information or software furnished by either party is a plant capable of producing a commodity or is a major component of such plant;

to Afghanistan, the People's Republic of China or to any Group Q, S, W, Y or Z country as listed in Supplement No. 1 to Part 770 of the Export Administration Regulations issued by the U. S. Department of Commerce. Upon request, Company will furnish Supplier a copy of the current Supplement. Both parties agree to promptly inform the other in writing of any such written consent issued by the Office of Export Licensing. Both parties assure the other that it will not transmit directly or indirectly, any information or software furnished hereunder or any portion thereof without the prior written consent of the other to any of the above-mentioned countries.

FORCE MAJEURE.  Neither party shall be held responsible for any delay or failure
-------------
in performance of any part of this Agreement or an Authorization Letter to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, act or omission of carriers or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Supplier's liability for loss or damage to Company's material in Supplier's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect, and the party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an Authorization Letter for the duration of the force majeure condition and (i) at its option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an Authorization Letter (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or an Authorization Letter with an option in the affected party to extend the period of this Agreement or an Authorization Letter up to the length of time the force majeure condition endured; and/or (2) when the delay or nonperformance continues for a period of at least fifteen (15) days, terminate, at no charge, this Agreement or an Authorization Letter or the part of it relating to material not already shipped and services not already performed. Unless written notice is given within forty-five (45) days after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

IDENTIFICATION.  Without Company's written consent, Supplier shall make no use
--------------
of any identification of Company or Company's affiliated companies in its advertising or promotional efforts in reference to activities undertaken by Supplier under this Agreement without Company's prior written consent. The term "identification" includes any trade name, trademark, service mark, insignia, symbol, or any simulation thereof, and any code, drawing, specification, or evidence of Company's inspection. Supplier agrees to remove any such identification prior to any sale, use disposition of material or equipment rejected or not purchased by Company, and shall indemnify Company and its affiliated companies against any claim arising out of Supplier's failure to do so. Nothing in this Agreement shall require Supplier to obtain prior approval to state in a presentation or a proposal that company is a customer of Supplier and, once Supplier and Company's relationship with respect thereto has been announced, that Supplier is performing or has performed the projects specified in Authorization Letters. This clause does not modify the USE OF INFORMATION clause. With respect to matters requiring Company's consent, Company agrees to respond promptly to Supplier's request for consent (usually within ten (10) days) and shall not deny unreasonably such requests.

INDENTIFICATION CREDENTIALS.  Company may, at its discretion, require Supplier's
---------------------------
employees to exhibit identification credentials, which Company may issue, in order to gain access to Company's premises for performance of the work. If, for any reason, any of Supplier's employees are no longer performing Work, Supplier shall immediately inform Company's Representative in the speediest manner possible. Notification shall be followed by prompt delivery to Company's Representative in the speediest manner possible. Notification shall be followed by prompt delivery to Company's Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. Supplier shall be liable for any damage or loss sustained by Company if such identification credentials are not returned to Company.

IMPLEADER.  Supplier shall not implead or bring an action against Company or its
---------
customers or the employees of either based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by Company or its customers and that arises out of material or services furnished by Supplier under this Agreement.

INDEMNITY.  All persons furnished by Supplier shall be considered solely
---------
Supplier's employees or agents or subcontractors. Supplier shall be responsible for payment of all unemployment, social security and other payroll taxes for its employees, including contributions when required by law. Supplier agrees to indemnify and save harmless company, its affiliates and its customers and their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "Company") from and against any losses, damages, claims, demands, suits, liabilities and expenses (including attorneys' fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, caused or alleged to have been caused by the performance of the Work or services performed by Supplier or persons furnished by Supplier; (2) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier or by any subcontractor, or by reason of any injuries to such persons for which Company would be responsible under Worker's Compensation or similar acts if the persons were employed by Company; (3) any failure on the part of the Supplier to satisfy all claims for labor, equipment, materials, and other obligations relating directly or indirectly to the performance of the Work; or (4) any failure by Supplier to perform Supplier's obligations under this clause of the INSURANCE clause. Supplier agrees to defend Company, at Company's request, against any such claim, demand or suit. Company agrees to notify

Supplier within a reasonable time of any written claims or demands against Company for which Supplier is responsible under this clause.

INFRINGEMENT.  The following terms apply to any infringement, or claim of
------------
infringement, of any patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, installation, normal use, lease, license or sale of any equipment, software, documentation, service or material ("material") furnished to Company by Supplier under this Agreement or an Authorization Letter or in contemplation of this Agreement or an Authorization Letter. Supplier shall indemnify Company and its customers for any loss, damage, expense or liability that may result by reason of any such infringement or claim except to the extent such infringement or claim (a) arises from Supplier's adherence to Company's written instructions or directions which involve the use of material other than (1) commercial material which is available on the open market or is the same as such material, or (2) material of Supplier origin, design or selection, or (b) arises from the combination of materials supplied by Supplier with materials provided by Company or any other source not obtained by Supplier, or (c) arises from the modification(s) by Company or its customers of any materials provided by Supplier, or (d) arises from the failure of Company or its customers to use any materials or information in accordance with the terms of a license or other restrictions applicable to the materials or information; and Company shall so indemnify Supplier in such excepted cases. Each party shall defend or settle, at its own expense, any action or suit against the other for which it is responsible under this clause. Each party shall notify the other promptly of any claim of infringement for which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

     If Company's or its customer's use of the material shall be prevented by injunction or court order because of any infringement for which Supplier is liable hereunder, Supplier shall at no expense, loss or damage to Company and its customers (1) replace such material with equally suitable material free of infringement, or (2) modify such material so that it will be free of infringement and substantially no less capable than the material originally furnished, or (3) by license or other release from claim of infringement procure for Company's and its customers' benefit the right to use such material, or (4) after Supplier has demonstrated to Company its good faith to achieve the foregoing without success, accept the return of the material from Company and its customers, refund the Company any charges paid therefor, less a reasonable amount for use, and restore the premises and associated equipment as nearly to their original condition as is reasonably possible.

INSPECTION.  Company's Representatives shall at reasonable and with appropriate
----------
notice have access to the Work for the purpose of inspection and Supplier shall provide safe and proper facilities for such inspection.

INSURANCE.  Supplier shall maintain and cause Supplier's subcontractors to
---------
maintain during the term of this Agreement: (1) Workers Compensation insurance as prescribed by the law of the state or nation in which the Work is performed;
(2) employer's liability insurance with limits of at least $300,000 each occurrence; (3) hired and non-owned automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (4) Comprehensive General Liability ("CGL") insurance, including Contractual Liability and Broad Form Property damage, with limits of at least $5,000,000 combined single limit for personal injury and property damage for each occurrence. All CGL insurance shall designate company, its affiliates and their officers, directors, and employees as an additional insured. Any portion of the insurance coverage hereunder may be maintained by Supplier under an umbrella policy.

     Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under, or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish within ten (10) days after execution of this Agreement, certificates or adequate proof of the foregoing insurance, including, if specifically requested by Company, a provision stating that Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

LIMIT OF EXPENDITURE.  See Work Authorization Letter, if applicable.
--------------------

LIMITATION OF LIABILITY.  The monetary liability of Supplier to Company under
-----------------------
this Agreement, whether for negligence, infringement, indemnification, breach of warranty, or for any default whatsoever (excluding defaults for payment of amounts due to Company under this Agreement or any Authorization Letter), for all claims, losses, demands, damages, suits and liabilities (including costs, expenses and reasonable attorney's fees of Supplier or reimbursed by Supplier) relating or arising from this Agreement or any Authorization Letter (hereinafter referred to as "claims"), shall be limited to (i) the amount of insurance covering the claim if the claim is covered under the insurance Supplier itself is required to maintain under "Insurance" above, and (ii) if the claim is not covered under the insurance Supplier itself is required to maintain under "Insurance" above, $1,000,000. The monetary liability of Company to Supplier under this Agreement, whether for negligence, infringement, indemnification, or for any default whatsoever (excluding defaults for payment of amounts due to Supplier under this Agreement or any Authorization Letter), for all claims (including costs, expenses and reasonable attorney's fees of company or reimbursed by Company) relating or arising from this Agreement or any Authorization Letter shall be limited to $5,000,000. The limitations set forth in the preceding sentences are hereinafter referred to as the "Liability Cap."
A Liability Cap shall apply to each Authorization Letter. The existence of more than one claim or suit arising under an Authorization Letter shall not enlarge or extend the limit of the Liability Cap for that Authorization Letter. Each party hereby releases the other party from all claims in excess of the Liability Cap, subject to the stated exceptions herein. The parties acknowledge that the other parts of this Agreement rely upon the inclusion of this liability limitation in this Agreement.

     Notwithstanding the foregoing, the parties expressly agree that the liability of a party to the other party for the intentional failure to maintain the confidentiality of such other party's confidential information or intellectual property as required under this Agreement or an Authorization Letter, or for the intentional failure to limit the use of confidential information or intellectual property as required under this Agreement or an Authorization Letter, shall not be limited by the Liability Cap. Furthermore, the parties agree that nothing in this clause shall be deemed to excuse or otherwise limit (i) a party's non-monetary duties under any express provision of this Agreement or an Authorization Letter, including, but not limited to, Supplier's and Company's non-monetary duties under "INDEMNIFICATION" and "INFRINGEMENT" above, and (ii) the express payment provisions of any Authorization Letter. For purposes of (i) above, the parties expressly agree that Supplier's obligations under the second paragraph of "INFRINGEMENT" above shall be deemed to be non-monetary duties.

     Unless expressly provided to the contrary in an Authorization Letter, Supplier's sole liability for any deficiency in the Work provided under this Agreement or under an Authorization Letter shall be the correction of defects under the warranty provided in the subsection titled "Warranty" in this Agreement, but nothing herein shall be deemed to bar any claim for damages or losses to a party's tangible property resulting from the negligence of the other party (subject to the terms of the Liability Cap).

     SUBJECT ONLY TO THE LIMITATIONS BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT OR ANY AUTHORIZATION LETTER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR LOSS OF BUSINESS INFORMATION) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     The limitation of liability in the immediately preceding paragraph is subject to the following exceptions: (1) Such limitation shall not apply to damages or losses to a party's tangible property resulting from the negligence of the other party, and (2) Such limitation shall not apply to third party claims for which Supplier would be responsible under "INDEMNIFICATION" above or to claims for which Supplier or Company would be responsible under "INFRINGEMENT" above, and such limitation shall not be deemed to excuse or otherwise limit (i) a party's non-monetary duties under any express provision of this Agreement or an Authorization Letter, including, but not limited to, the parties' non-monetary duties under `INDEMNIFICATION" and `INFRINGEMENT" above, and (ii) the express payment provisions of any Authorization Letter. For purposes of (i) above, the parties expressly agree that Supplier's obligations under the second paragraph of "INFRINGEMENT" above shall be deemed to be non monetary duties. However, all claims falling under (1) or (2) above shall be subject to the Liability Cap for Supplier stated above (subject to the applicable exceptions).

     This clause is intended to establish the maximum monetary liability of the parties under this Agreement and the Authorization Letters issued hereunder. Nothing herein shall prevent the parties from establishing lower liability limits and/or from limiting the remedies available to either party in an Authorization Letter. In such event, the liability limits and limited remedies provided in the Authorization Letter shall prevail.

MAINTENANCE.  Subject to the terms of the Authorization Letter, Supplier agrees
-----------
to promptly provide Company at the cost set forth in the applicable Authorization Letter with (1) any modifications, in object and source code form, to the Pre-existing Software made by Supplier where such modifications have been announced by Supplier to be generally available and (2) any such modifications, in object and source code form, made by Supplier to the Developed Software. Supplier makes no warranty that such modifications will integrate or function with other software used by Company or its customers. Supplier agrees to undertake any integration and testing required for such modifications at its standard rates then in effect, plus actual expenses. Company may discontinue purchasing maintenance of the Software at any time.

     As used in this clause, the term "modifications" or "maintenance" shall include updates, enhancements and new releases. Supplier agrees to notify Company of the pending availability of all Pre-existing Software modifications as soon as the modifications are ready for distribution. Supplier shall promptly provide to Company any revisions to the associated documentation to reflect the modifications purchased by Company. All such modifications shall be considered Software subject to the ownership provisions in the appropriate Authorization Letter. Company may incorporate the modifications into the Software in its possession or continue using previous versions of the Software at Company's option. Supplier agrees to provide, at Company's request, maintenance for at lease two (2) previous releases of the Software, provided such releases are in active use by Company or its customers.

MARKETING.  See Authorization Letter, if applicable.
---------

NO LIENS.  The Work shall be delivered free from all claims, liens and charges
--------
of third parties whatsoever. Company reserves the right to require, before making payment, proof that all third parties furnishing labor and materials for the Work have been paid.

NONEXCLUSIVE MARKET RIGHTS.  It is expressly understood and agreed that, except
--------------------------
as provided for in this Agreement, this Agreement does not grant to Supplier any exclusive privileges or rights and Company may contract with other manufacturers and suppliers for the procurement of comparable materials, products and services.

RELEASES VOID.  Neither party shall require (1) waivers or releases of any
-------------
personal rights or (2) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

REPRESENTATIONS.  Supplier represents to Company and its customers that the Work
---------------
will be performed in a workerlike manner in accordance with professional standards in the field and subject to the acceptance criteria established in this Agreement or the Authorization Letter.

RIGHT OF ENTRY AND PLANT RULES.  Each party shall have the right to enter the
------------------------------
premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U. S. Government clearance requirements if applicable. Company is not responsible for the safekeeping of Supplier's property on Company premises.

SHIPPING.  Supplier shall, at its expense:  (a) ship the material to the site
--------
designated in the Authorization Letter by the date set forth in the Authorization Letter in accordance with specific shipping instructions; (b) place the number of this Agreement on all subordinate documents; (c) enclose a packing memorandum with each shipment, and when more than one (1) package is shipped, identify the one containing the memorandum; and (d) mark the number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge.

SUPPLIER EMPLOYEES.  The term Supplier employee means anyone performing the Work
------------------
furnished by Supplier under this Agreement, including but not limited to the Supplier's employees, consultants, representatives, agents, subcontractors and subcontractors' subcontractors at all tiers. It is agreed that all persons provided by Supplier to perform the Work are not employees or agents of Company, and Company shall not exercise any direct control or supervision over Supplier employees but Company's Representative will be available for consultation.

     Supplier shall be responsible for its own labor relations with any trade or union which represents its employees and shall be responsible for negotiating and adjusting all disputes. Supplier shall be the sole entity responsible for receiving complaints from Supplier employees of the termination or change of their assignments.

     Whenever the Supplier has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Agreement, the Supplier shall immediately give notice thereof, including all relevant information with respect thereto, to the Company's Purchasing Representative.

     Company has the right at any time for reasonable cause (prior to and after assignment to Company's Work) to reject or have Supplier remove Supplier's employee(s) from the Work under this Agreement upon notice to Supplier. Upon such notice, Supplier shall, at company's request, replace the Supplier employee(s). In the event of any staffing change, the Company shall not be charged for the time required to train the replacement. The amount of noncompensatory training time, if any, shall be mutually determined by Supplier and Company's Representative.

     Supplier further agrees that any of Supplier employees, who are or become a "leased employee"(as define in Section 414(n) of the Internal Revenue Code) of Company during the term of this Agreement, shall not be covered by, and shall be excluded from participation in, any employee benefit plan maintained by Company. Supplier shall indemnify and save Company harmless from and against any losses, damages, claims, demands, suits and liabilities that arise out of, or result from, any failure by Supplier to perform its obligations under this clause. Supplier shall also indemnify and save Company harmless from entitlement, assertion or claim, which any of Supplier employee might have or might make relative to rights or privileges in any Company employee benefit plan and which arises, in whole or in part, out of Work rendered under this Agreement.

SUPPLIER'S INFORMATION.  Except for information owned by Company, the Pre-
----------------------
existing Software, and information identified as confidential or proprietary by Supplier, no specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise, furnished by Supplier to Company under this Agreement, or in contemplation of this Agreement, shall be considered by Supplier to be confidential and proprietary. This does not alter or affect Supplier's continuing obligations regarding Software or other Deliverables exclusively licensed to Company under this Agreement.

SURVIVAL OF OBLIGATIONS.  The obligations of the parties under this Agreement or
-----------------------
under an Authorization Letter, which by their nature would continue beyond termination, cancellation or expiration of this Agreement or the applicable Authorization Letter, including, by the way of illustration only and not limitation, those in the clauses COMPLIANCE WITH LAWS, IDENTIFICATION, IMPLEADER, INFRINGEMENT, LIMITATION OF LIABILITY, RELEASES VOID, SOFTWARE TITLE AND RIGHTS, SUPPLIER EMPLOYEES, USE OF INFORMATION AND WARRANTY (and INSURANCE and INDEMNITY in included in this Agreement), shall survive termination, cancellation or expiration of this Agreement. In addition, the parties' obligations to maintain the confidentiality of any information shall survive the termination of this Agreement.

TAXES.  Company shall reimburse Supplier only for the following tax payments
-----
with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies: state and local sales and use taxes, privilege and property taxes, any other taxes or amounts levied in lieu of any of the foregoing, or any other taxes or charges based on use by Company or its customers of any Software or other Deliverables, but in all events excluding any tax based on Supplier's net income, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

TERMINATION.  Company may at any time terminate this Agreement by written notice
-----------
to Supplier, subject to the provisions of the clause TERM above. An Authorization Letter may be terminated in accordance with the provisions of the Authorization Letter.

TIMELY PERFORMANCE.  If Supplier has knowledge that anything prevents or
------------------
threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

TOOLS AND EQUIPMENT.  Unless otherwise specifically provided in an Authorization
-------------------
Letter, Supplier shall provide all labor, tools, software programs, materials and equipment (the "tools") for performance of this Agreement. Should Supplier actually use tools owned, rented or licensed by Company, Supplier acknowledges that Supplier accepts the tools "as is where is", that Company has no responsibility for the condition or state of repair of the tools and that Supplier shall have risk of loss and damage to such tools incurred after delivery of them to Supplier. Unless otherwise specifically provided in this Agreement or authorized in writing by Company's Representative, Supplier agrees not to remove tools from Company premises and Supplier agrees to use the tools only in the performance of this Agreement.

     Supplier agrees to return the tools to Company upon completion of use, or at such earlier time as Company may request, in the same condition as when received by Supplier, reasonable wear and tear excepted.

USE OF INFORMATION.  Any specifications, drawings, sketches, models, samples,
------------------
tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise, owned or controlled by Company ("Information") and furnished to Supplier under this Agreement or order, or in contemplation of this Agreement or order, shall remain Company's property. All copies of such Information in written, graphic or other tangible form shall be returned to Company at its request if no longer needed by Supplier for work under an Authorization Letter. Unless such Information was previously known to Supplier free of any obligation to keep it confidential, or has been or is subsequently made public by Company or a third party, it shall be kept confidential by Supplier, shall be used only in filling of orders or in performing under this Agreement or order, and may not be used for other purposes except upon such terms as may be agreed upon between Supplier and Company in writing.

WAIVER.  The failure of either party at any time to enforce any right or remedy
------
available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

WARRANTY.  Supplier shall provide such warranties for the repair of errors or
--------
defects in the Work as may be provided in the Authorization Letter applicable to such Work.

     Supplier warrants that there are no copy protection or similar mechanisms within the Software which, either now or in the future, will interfere with the grants made in this Agreement. Supplier also warrants that Supplier shall not install, either now or in the future, any malicious code, program, or other internal component (e.g. software virus, software worm, software time bomb or similar component), which is designed to damage, destroy, or alter software, firmware, or hardware or which is designed, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the Software in any manner or which is designed to adversely affect the operation of a computer or its memory. Supplier shall immediately advise Company, in writing, upon reasonable suspicion or actual knowledge that the Software provided under this Agreement may result in the harm described above. Supplier shall indemnify and hold Company and its customers harmless from any damage resulting from Supplier's failure to comply with this paragraph.

     All warranties shall survive inspection, acceptance and payment.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBSECTION TITLED "WARRANTY", SUPPLIER DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

WORK DONE BY OTHERS.  If any part of the Work is dependent upon work done by a
-------------------
subcontractor or supplier of Supplier, Supplier shall inspect and promptly report to Company's Representative any defect that renders such other work unsuitable for Supplier's proper performance. Supplier's silence shall constitute approval of such work done by other as fit, proper and suitable for Supplier's performance of the Work.